Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934


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	North Pittsburgh Systems, Inc.
(Name of Registrant as Specified in Its Charter)

	Phillip Goldstein
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT OF THE NORTH PITTSBURGH SYSTEMS SHAREHOLDER
COMMITTEE IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF
DIRECTORS OF NORTH PITTSBURGH SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS (To be held on July --, 2007)

The North Pittsburgh Systems Shareholder Committee, a committee comprised of certain stockholders of North Pittsburgh Systems, Inc. ("NPSI") is sending this proxy statement and the enclosed GREEN proxy card to stockholders of record as of June --, 2007 (the "Record Date") of NPSI. We are soliciting a proxy to vote your shares at the Annual Meeting of Shareholders of NPSI (the "Meeting"). Please refer to the board of directors' proxy soliciting material for additional information concerning the Meeting and the matters to be considered by stockholders including the election of directors. This proxy statement and the enclosed GREEN proxy card are first being sent to stockholders of NPSI on or about June --, 2007.

INTRODUCTION

The only matter that the board has scheduled for a vote at the Meeting is the election of seven directors. We intend to nominate two persons for election as directors and to introduce a proposal that the poison pill be waived for a cash offer for all shares of NPSI. We are soliciting a proxy to vote your shares FOR the election of our two nominees and FOR our anti-poison pill proposal.

How Proxies Will Be Voted

If you wish to vote FOR the election of our two nominees and/or to vote on our anti-poison pill proposal, you may do so by completing and returning a GREEN proxy card. If you return a GREEN proxy card to us or to our agent, your shares will be voted on each matter as you indicate. If you do not indicate how your shares are to be voted on a matter, they will be voted FOR the election of our nominees, FOR the election of the five incumbents named below and FOR our anti-poison pill proposal.
If you return a GREEN proxy card, you will be granting the proxy holder(s) discretionary authority to vote on any other matters that may come before the Meeting including matters relating to the conduct of the Meeting.

Voting Requirements

The presence in person or by proxy of more than 50% of NPSI's outstanding shares constitutes a quorum. If a quorum is present, the seven nominees receiving the greatest number of votes cast will be elected directors. The anti-poison pill proposal requires the affirmative vote of a majority of the votes cast for or against it for approval. Abstentions and broker non-votes are not treated as votes cast and thus will have no effect on approval of the anti-poison pill proposal.

Revocation of Proxies

You may revoke any proxy prior to its exercise by (i) delivering a written revocation of your proxy to us at the Meeting; (ii) executing and delivering to us a later dated proxy; or (iii) voting in person at the Meeting. (Attendance at the Meeting will not in and of itself revoke a proxy.) There is no limit on the number of times you may revoke your proxy prior to the Meeting. Only your latest dated proxy will be counted.

Information Concerning the Soliciting Shareholder

The North Pittsburgh Systems Shareholder Committee is the soliciting person. Bulldog Investors, Santa Monica Partners LP and Monarch Activist Partners LP comprise the Committee. As of June -- 2007, the Committee's members and their affiliates beneficially owned ---------- shares of NPSI, all of which were
purchased since March 24, 2006.   Andrew Dakos, one of our
nominees, is a principal of Bulldog Investors.

REASONS FOR THE SOLICITATION

We believe that changes in the telecommunications industry have diminished NPSI's ability to continue to operate effectively as an independent telephone company and that a sale of NPSI is inevitable. We believe NPSI can be sold now for a nice premium above the current market price. As time passes, it will likely fetch a lower price. We have attempted to communicate this prospect to the board but it is apparently in denial. Consequently, we have determined to elect two directors to the board and to propose that NPSI's poison pill be waived for a cash offer to acquire all the shares of NPSI.

PROPOSAL 1: ELECTION OF DIRECTORS

The seven candidates receiving the greatest number of votes will be elected directors. At the Meeting, we intend to nominate two persons, Peter Saulnier and Andrew Dakos. Unless instructed otherwise, we will vote any proxies given to us for their election. We also intend, unless instructed otherwise, to vote any proxies given to us for the election of the following incumbent directors if they are nominated: Dr. Charles E. Cole, Frederick J. Crowley, Stephen G. Kraskin, David E. Nelsen, and Charles E. Thomas, Jr. We will not vote any proxies for Harry
R. Brown or Allen P. Kimble if they are nominated. Mr. Brown and Mr. Kimble are senior executives of NPSI. We think they should not serve as directors because they are conflicted. If our nominees are elected, there is no assurance that any of the other directors will remain on the board.

Please refer to NPSI's proxy soliciting material for additional information concerning the election of directors.

Our Nominees are:

Peter Saulnier (born 1961) 555 Spring Valley Road Morristown, NJ 07960. Mr. Saulnier is Managing Partner of Harding Capital LLC a financial advisory firm focused on emerging and middle market companies in technology, telecommunications, manufacturing and consumer products, which he founded in 1999. Mr. Saulnier was Senior Vice President and Chief Financial Officer of Country Road Communications, LLC ("Country Road") from 2000 to 2005. Since its formation in 2000, Country Road has acquired and managed five ILECs in Maine, California, Massachusetts and West Virginia and started a CLEC and wholesale telecommunications business in Maine. From 1983 to 1999 Mr. Saulnier held positions in investment banking and mergers and acquisitions at several firms including Smith Barney, Bear Stearns and SG Cowen. Mr. Saulnier has a BA degree in Political Economy from Williams College and an MBA from Tuck School of Business at Dartmouth where he was elected an Edward Tuck Scholar.

Andrew Dakos (born 1966); Park 80 West, Plaza Two, Suite 750, Saddle Brook, NJ 07663. Mr. Dakos is a principal of the general partner of five investment partnerships in the Bulldog Investors group of funds: Opportunity Partners L.P., Opportunity Income Plus Fund L.P., Full Value Partners L.P., Full Value Offshore Ltd., and Full Value Special Situations Fund L.P. He has been a director of the Mexico Income and Equity Fund since 2001 and Brantley Capital Corp. since 2007. He has also been a director of UVitec Printing Ink, Inc, a privately held manufacturing company, since 2001.

Neither Mr. Saulnier nor Mr. Dakos personally owns any shares of NPSI. Mr. Dakos is a principal of the general partners of Opportunity Partners L.P., Opportunity Income Plus Fund L.P., Full Value Special Situations Fund L.P., Full Value Offshore Ltd., and Full Value Partners L.P. which beneficially own a total of ______ shares. Each of our nominees has consented to be named in the proxy statement as a nominee and to serve as a director if elected. Neither of our nominees has any arrangement or understanding with any person with respect to any future employment by NPSI nor do we know of any material conflicts of interest that would prevent either of them from acting in the best interest of NPSI.

PROPOSAL 2:  IN THE EVENT A CASH OFFER IS MADE FOR ALL SHARES OF
NPSI, THE POISON PILL SHALL BE WAIVED.

In the event of a cash offer for all shares of NPSI, each shareholder should be able make his or her own decision to accept or reject the offer. A poison pill prevents shareholders from making that decision. This proposal is precatory. Unless otherwise instructed, your proxy will be voted FOR this proposal.

PARTICIPANTS

Each person or entity named in this section may be deemed a participant in this solicitation.

Full Value Partners L.P., which owns _______ shares of NPSI, is a fund in the Bulldog Investors group of private investment funds. Phillip Goldstein, who owns ______ shares and whose address is 60 Heritage Drive, Pleasantville, NY 10570 and Andrew Dakos are principals of Bulldog Investors and each fund in the Bulldog Investors group. Other funds in the Bulldog Investors group that own shares of NPSI are Opportunity Partners L.P. (_______ shares); Opportunity Income Plus Fund L.P. (_______ shares); Full Value Special Situations Fund L.P. (_______ shares); and Full Value Offshore Ltd (_______ shares). The address of Mr. Dakos, Bulldog Investors and each fund in the Bulldog Investors group is Park 80 West, Plaza Two, Saddle
Brook, NJ 07663.   Other clients advised by Mr. Goldstein and
Mr. Dakos own a total of _______ shares of NPSI.

Santa Monica Partners Opportunity Fund, L.P., Santa Monica Partners L.P., and Santa Monica Partners II L.P. are private investment funds advised by Lawrence J. Goldstein. The address of each of these entities is 1865 Palmer Avenue, Larchmont, New York 10538 and they own a total of ________ shares of NPSI.

Monarch Activist Partners L.P., which owns _______ shares of NPSI, is a private investment fund advised by James Chadwick and Sohail Malad. The address of each of these entities is 4510 Executive Drive, Suite # 200, San Diego, CA 92121. In addition, other clients of Mr. Chadwick and Mr. Malad own _______ shares.

All of the shares owned by the aforementioned entities were acquired since March 17, 2006. The aggregate number of shares they have purchased is _______ and the aggregate number of shares they have sold is __________.

THE SOLICITATION

The North Pittsburgh Systems Shareholder Committee is making this solicitation. Persons affiliated with or employed by us or our affiliates may assist us in the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of common shares for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will bear all of the expenses related to this proxy solicitation. Because we believe that all NPSI shareholders will benefit from this solicitation, we intend to seek reimbursement of our expenses from NPSI. Shareholders will not be asked to vote on the reimbursement of our solicitation expenses which we estimate will be $50,000. There is no arrangement or understanding involving us or any of our affiliates relating to future employment by or any future transaction with NPSI or any of its affiliates.


DATED: June --, 2007









PROXY CARD

Proxy Solicited In Opposition To the Board of Directors of North
Pittsburgh Systems, Inc. by the North Pittsburgh Systems
Shareholder Committee for the Annual Meeting of Shareholders

The undersigned hereby appoints Rajeev Das, Andrew Dakos and Phillip Goldstein and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of North Pittsburgh Systems, Inc. ("NPSI") on July --, 2007, (the "Meeting"), and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate
[  ].)

1. ELECTION OF SEVEN CLASS I DIRECTORS

[ ] FOR PETER SAULNIER		 [ ] WITHHOLD AUTHORITY

[ ] FOR ANDREW DAKOS		 [ ] WITHHOLD AUTHORITY

Note: unless otherwise indicated this proxy will be voted for the following persons:

[ ] FOR Dr. Charles E. Cole	 [ ] WITHHOLD AUTHORITY

[ ] FOR Frederick J. Crowley	 [ ] WITHHOLD AUTHORITY

[ ] FOR Dr. Stephen G. Kraskin	 [ ] WITHHOLD AUTHORITY

[ ] FOR Dr. David E. Nelsen,	 [ ] WITHHOLD AUTHORITY

[ ] FOR Charles E. Thomas, Jr.	 [ ] WITHHOLD AUTHORITY

2. IN THE EVENT A CASH OFFER IS MADE FOR ALL SHARES OF NPSI, THE
POISON PILL SHALL BE WAIVED.

FOR [   ]    		AGAINST [   ]     ABSTAIN [   ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of each nominee named above in Proposal 1 and FOR Proposal 2. The undersigned hereby acknowledges receipt of the proxy statement dated June --, 2007 of The North Pittsburgh Systems Shareholder Committee and revokes any proxy previously executed. (Important - Please be sure to enter date.)



SIGNATURE(S)____________________  Dated: _______________